MUTUAL RELEASE

KNOW ALL MEN BY THESE PRESENTS that Cheetah Oil & Gas Ltd. (“Cheetah Nevada”), a Nevada company, Cheetah Oil & Gas Ltd., a British Columbia company and Scotia Petroleum Inc. (“Scotia”), a British Columbia company (collectively, the “Cheetah Parties”) and Paradigm United Kingdom Ltd., David Powell, Troy McIntyre and Wayne Richards, (collectively, the “Scotia Shareholders”) for the issuance of certain restricted shares of common stock in Cheetah Nevada (the “Settlement Shares”) to the Scotia Shareholders as indicated on Schedule “A” attached hereto, in consideration for the outstanding shares of Scotia held by the Scotia Shareholders, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each party, agree as follows:

1. Each party hereby remises, releases and forever discharges each other and their respective assigns, directors, officers, shareholders, employees and servants, and, where applicable, the heirs, executors, administrators, successors and assigns of each other from any and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, claims, demands and obligations whatsoever, at law or in equity, which each party may have had or now have or which their assigns, receivers, receiver-managers, trustees, affiliates, and, where applicable, the heirs, executors, administrators, successors and assigns of each other hereafter can, shall or may have existing up to the present time by reason of any matter cause or thing whatsoever relating to or arising out of the relationship between the parties relating to, arising out of or in connection with any and all dealings between the parties up to and including the date of this Mutual Release.

2. Notwithstanding the above provision and for greater clarification, this Mutual Release does not bar any claims that may arise from facts that occur after the date of this Mutual Release.

3. It is understood and agreed that neither the Cheetah Parties nor the Scotia Shareholders shall commence or continue any claims or proceedings against anyone in respect of anything hereby released which may result in a claim or proceedings against any other party to this Release. If any such claim or proceeding results in any claim or proceeding against another party to this Release, then the party bringing such claim or proceeding shall indemnify and save harmless the other party from all resulting liabilities, obligations and costs.

4. The parties, and each of them, hereby represent that they are the only parties entitled to the consideration expressed in this Mutual Release, and that they have not assigned any right of action released hereby to any other firm, corporation or person.

5. Each of the parties to this Mutual Release acknowledges that such party has read this document and fully understands the terms of this Mutual Release, and acknowledges that this Mutual Release has been executed voluntarily after either receiving independent legal advice, or having been advised to obtain independent legal advice and having elected not to do so.

6. This Mutual Release is governed by the laws of British Columbia, and the parties attorn to the jurisdiction of the Courts of British Columbia with regard to any dispute arising out of this Mutual Release.

7. It is understood and agreed that this Mutual Release does not constitute an admission of liability on the part of any party.

8. This Mutual Release may be signed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same document. Execution and delivery of this document by fax shall constitute effective execution and delivery. Execution of this document by a corporation shall be effective notwithstanding that its corporate seal is not affixed hereto.

DATED for reference this 30 day of June, 2008.

/s/ signed	/s/ Wayne Richards
Witness	Wayne Richards

/s/ signed	/s/ David E. Powell
Witness	David E. Powell

/s/ signed	/s/ Troy A. McIntyre
Witness	Troy A. McIntyre

Paradigm United Kingdom Ltd.

Per:
	/s/ David E. Powell	/s/ Troy A. McIntyre
Authorized Signatory

Cheetah Oil & Gas Ltd. (Nevada)

Per:
/s/ Isaac Moss
Authorized Signatory

Cheetah Oil & Gas Ltd. (British Columbia)

Per:
/s/ Ian McKinnon
Authorized Signatory

Scotia Petroleum Inc.

Per:

Authorized Signatory

SCHEDULE A

NAME OF SCOTIA SHAREHOLDER	NUMBER OF COMMON SHARES CURRENTLY HELD IN THE CAPITAL OF SCOTIA	NUMBER OF SETTLEMENT SHARES OF CHEETAH OIL & GAS LTD. TO BE ISSUED
Paradigm United Kingdom Ltd.(1)	350,000	525,000
Wayne Richards	70,000	210,000
David E. Powell	40,000	60,000
Troy A. McIntyre	40,000	60,000

(1)	The Settlement Shares issuable to Paradigm United Kingdom Ltd. will be issued in equal portions to David Powell and Troy McIntyre, the respective co-owners of Paradigm United Kingdom Ltd.